Exhibit 99.1

For Immediate Release	Contact: Jim Gattoni
Landstar System, Inc.
www.landstar.com
October 25, 2012	904-398-9400

LANDSTAR SYSTEM REPORTS 11 PERCENT INCREASE IN DILUTED EARNINGS PER SHARE TO A THIRD QUARTER RECORD OF $0.71

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported 2012 record third quarter diluted earnings per share of $0.71 from net income of $33.1 million, compared to net income of $30.2 million, or $0.64 per diluted share, for the 2011 third quarter. Operating margin, representing operating income divided by gross profit (gross profit defined as revenue less the cost of purchased transportation and commissions to agents) was 48.1 percent in the 2012 third quarter compared to 44.7 percent in the 2011 third quarter. Revenue for the 2012 third quarter was $717.2 million compared to $684.0 million in the 2011 third quarter.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2012 third quarter was $663.5 million, or 93 percent of revenue, compared to $625.8 million, or 91 percent of revenue, in the 2011 third quarter. Revenue hauled by rail, air and ocean cargo carriers was $38.9 million, or five percent of revenue, in the 2012 third quarter compared to $44.5 million, or seven percent of revenue, in the 2011 third quarter.

Trailing twelve-month return on average shareholder’s equity was 39 percent and trailing twelve-month return on invested capital, net income divided by the sum of average equity plus average debt, was 29 percent. Landstar also announced that its Board of Directors has declared a quarterly dividend of $0.06 per share. The dividend is payable on December 7, 2012 to stockholders of record at the close of business on November 13, 2012. During the 2012 third quarter, Landstar purchased 183,800 shares

LANDSTAR SYSTEM/2

of its common stock at a total cost of $8.8 million bringing the total number of shares purchased during the first three quarters of 2012 to 499,400 at an aggregate cost of $24.6 million. Currently, there are 2,017,000 shares of the Company’s common stock available for purchase under Landstar’s authorized share purchase programs.

“Landstar produced solid operating results in the 2012 third quarter, despite inconsistent demand and a tougher quarter over prior year quarter revenue per load comparison,” said Landstar Chairman, President and Chief Executive Officer Henry Gerkens. “Loads hauled via truck capacity in the 2012 third quarter increased a healthy seven percent over the 2011 third quarter. Average truck revenue per load in the 2012 third quarter remained relatively high at $1,756 per load compared to historical amounts but was slightly lower than the $1,768 revenue per load amount in the 2011 third quarter. After amounts paid for purchased transportation and agent commissions were deducted from revenue in the 2012 third quarter, the resulting gross profit amount was the second highest third quarter gross profit amount in Landstar history. Landstar continued to demonstrate its operating leverage as it passed the increase in gross profit through to operating income, resulting in an operating margin of 48.1 percent in the 2012 third quarter. Third quarter 2012 diluted earnings per share of $0.71 was a third quarter record.”

Gerkens continued, “As I look at the 2012 fourth quarter, it is important to note that the 2012 fourth quarter is a thirteen week quarter whereas the 2011 fourth quarter was a fourteen week quarter. I estimate that the extra week in the 2011 fourth quarter contributed approximately $25 to $30 million in additional revenue. Using the 2011 fourth quarter gross profit margin of 15.8 percent, the increase in diluted earnings per share attributable to that additional revenue is estimated to be approximately $0.06 per diluted share. In addition, the 2011 fourth quarter included a favorable income tax benefit of approximately $0.03 per diluted share.

Although I am very confident in the long term outlook for Landstar, I am also somewhat cautious in the short term. I believe that until the uncertainty surrounding the current political environment and tax and budgetary issues are resolved, the economy will

LANDSTAR SYSTEM/3

continue to grow, but at a sluggish pace. In the first few weeks of the 2012 fourth quarter, we have seen a slowing in demand beyond the choppiness experienced during the 2012 third quarter. Despite the slowing demand, revenue in the first several weeks of the 2012 fourth quarter continues to run above revenue of the first several weeks of the 2011 fourth quarter. Given the uncertain economic environment and current revenue trends, I anticipate earnings per diluted share for the 2012 fourth quarter to be in a range of $0.63 to $0.68 per share.”

Landstar will hold a live webcast of its quarterly earnings conference call this afternoon at 2:00 pm ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Third Quarter 2012 Earnings Release Conference Call.” The webcast will be available on the Company’s website through Thursday, November 1, 2012.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing claims; dependence on independent sales agents; dependence on third-party capacity providers; disruptions or failures in our computer systems; a downturn in domestic or international economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2011 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time-to-time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

LANDSTAR SYSTEM/4

About Landstar:

Landstar System, Inc. is a non-asset based provider of integrated supply chain solutions. Landstar delivers safe, specialized transportation and logistics services to a broad range of customers worldwide utilizing a network of agents, third-party capacity owners and employees. All Landstar transportation services companies are certified to ISO 9001:2008 quality management system standards and RC14001:2008 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

(Tables follow)

LANDSTAR SYSTEM/5

Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	September 29, 2012	September 24, 2011	September 29, 2012	September 24, 2011

Revenue	$2,102,164	$1,931,560	$717,168	$684,013
Investment income	1,185	1,294	393	373

Costs and expenses:
Purchased transportation	1,603,865	1,459,660	548,162	518,300
Commissions to agents	162,728	153,165	56,036	54,990
Other operating costs	17,635	22,050	6,447	6,427
Insurance and claims	28,411	34,096	8,010	9,381
Selling, general and administrative	113,916	112,252	37,455	39,206
Depreciation and amortization	20,476	19,336	7,072	6,549

Total costs and expenses	1,947,031	1,800,559	663,182	634,853

Operating income	156,318	132,295	54,379	49,533
Interest and debt expense	2,312	2,340	818	735

Income before income taxes	154,006	129,955	53,561	48,798
Income taxes	58,203	49,642	20,460	18,640

Net income	95,803	80,313	33,101	30,158
Less: Net loss attributable to noncontrolling interest	—	(62)	—	—

Net income attributable to Landstar System, Inc. and subsidiary	$95,803	$80,375	$33,101	$30,158

Earnings per common share attributable to Landstar System, Inc. and subsidiary	$2.05	$1.69	$0.71	$0.64

Diluted earnings per share attributable to Landstar System, Inc. and subsidiary	$2.04	$1.68	$0.71	$0.64

Average number of shares outstanding:
Earnings per common share	46,775,000	47,670,000	46,614,000	47,358,000

Diluted earnings per share	46,964,000	47,735,000	46,732,000	47,387,000

Dividends paid per common share	$0.170	$0.155	$0.060	$0.055

LANDSTAR SYSTEM/6

Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	Sept. 29, 2012	Dec. 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$79,961	$80,900
Short-term investments	38,112	27,944
Trade accounts receivable, less allowance of $8,299 and $6,591	429,684	368,377
Other receivables, including advances to independent contractors, less allowance of $4,951 and $5,384	51,766	53,263
Deferred income taxes and other current assets	20,202	21,308

Total current assets	619,725	551,792

Operating property, less accumulated depreciation and amortization of $154,657 and $145,804	163,569	142,146
Goodwill	57,470	57,470
Other assets	68,618	57,041

Total assets	$909,382	$808,449

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$26,719	$25,905
Accounts payable	212,653	163,307
Current maturities of long-term debt	19,366	17,212
Insurance claims	68,410	76,624
Other current liabilities	45,526	48,065

Total current liabilities	372,674	331,113

Long-term debt, excluding current maturities	99,748	115,130
Insurance claims	25,386	27,494
Deferred income taxes and other non-current liabilities	40,141	34,135

Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 66,855,922 and 66,602,486 shares	669	666
Additional paid-in capital	172,455	165,712
Retained earnings	1,035,003	947,156
Cost of 20,386,462 and 19,882,289 shares of common stock in treasury	(838,273)	(813,684)
Accumulated other comprehensive income	1,579	727

Total shareholders’ equity	371,433	300,577

Total liabilities and shareholders’ equity	$909,382	$808,449

LANDSTAR SYSTEM/7

Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	September 29, 2012	September 24, 2011	September 29, 2012	September 24, 2011
Revenue generated through (in thousands):

Business Capacity Owners (1)	$1,057,109	$1,020,856	$355,861	$351,108
Truck Brokerage Carriers	886,532	747,122	307,600	274,731
Rail intermodal	55,002	53,991	18,782	19,159
Ocean and air cargo carriers	60,227	68,261	20,100	25,330
Other (2)	43,294	41,330	14,825	13,685

	$2,102,164	$1,931,560	$717,168	$684,013

Number of loads:

Business Capacity Owners (1)	616,200	601,990	201,050	199,260
Truck Brokerage Carriers	510,360	441,930	176,760	154,720
Rail intermodal	22,290	22,750	7,470	7,920
Ocean and air cargo carriers	11,760	12,150	3,850	4,200

	1,160,610	1,078,820	389,130	366,100

Revenue per load:

Business Capacity Owners (1)	$1,716	$1,696	$1,770	$1,762
Truck Brokerage Carriers	1,737	1,691	1,740	1,776
Rail intermodal	2,468	2,373	2,514	2,419
Ocean and air cargo carriers	5,121	5,618	5,221	6,031

	September 29, 2012	September 24, 2011
Truck Capacity Providers

Business Capacity Owners (1) (3)	8,074	7,798

Truck Brokerage Carriers:
Approved and active (4)	20,474	18,402
Approved	9,315	9,088

	29,789	27,490

Total available truck capacity providers	37,863	35,288

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(2)	Includes premium revenue generated by the insurance segment and warehousing and transportation management fee revenue generated by the transportation logistics segment.
(3)	Trucks provided by Business Capacity Owners were 8,596 and 8,314 at September 29, 2012 and September 24, 2011, respectively.
(4)	Active refers to Truck Brokerage Carriers who have moved at least one load in the past 180 days.